CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 24, 2009 and August 31, 2009 relating to the financial statements and financial highlights which appear in the June 30, 2009 Annual Report to Shareholders of Nuveen Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

Chicago, Illinois

October 28, 2009